EMPLOYEE

Restricted Stock Award

Granted by

NORTHWEST BANCSHARES, INC.

under the

NORTHWEST BANCSHARES, INC.
2011 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and shall be subject in every respect to the provisions of the 2011 Equity Incentive Plan (the “Plan”) of Northwest Bancshares, Inc. (the “Company”) which is incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined shall have the same meaning as in the Plan.

1.	Name of Participant:

2.	Date of Grant:

3.	Total number of shares of Company common stock covered by the Restricted Stock Award:
(subject to adjustment pursuant to Section 9 below).

4.	Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award becomes earned in accordance with the vesting schedule set forth below.

Date	Vested Portion of Award

10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

5.           Grant of Restricted Stock Award.

The Restricted Stock Award shall be in the form of issued and outstanding shares of Stock that shall be registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company (if the Company so requests), pending the satisfaction of the conditions to which the Restricted Stock Award is subject.

The shares of common stock awarded under this Restricted Stock Award may be issued in certificate form or in electronic form, at the discretion of the Company.  If the shares are certificated, the Participant shall receive a certificate or certificates representing the shares of Restricted Stock that have been awarded to them.  The certificates evidencing the Restricted Stock Award shall bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant shall not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Agreement, until such Restricted Stock has vested.

6.	Voting and Dividends.

The Participant shall have the right to vote the shares of Restricted Stock awarded hereunder.  Any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, will be distributed to the Participant.

7.	Delivery of Shares and Share Holding Requirement.

Delivery of shares of Stock under this Restricted Stock Award shall be subject to the following:

(i)	Delivery of shares of Stock shall comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(ii)
The issuance of shares of Stock pursuant to this Restricted Stock Award may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

8.	Change in Control.

(i)	In the event of an Involuntary Termination of Service following a Change in Control, all Restricted Stock Awards held by the Participant shall be fully earned and vested immediately.

(ii)	A “Change in Control” shall be deemed to have occurred as provided in Section 4.2 of the Plan.

9.	Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, shall be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.3 of the Plan.

10.	Effect of Termination of Service on Restricted Stock Award.

This Restricted Stock Award shall vest as follows under the stated circumstances:

(i)	Death. This Restricted Stock Award shall vest immediately in the event of the Participant’s Termination of Service by reason of the Participant’s death.

(ii)
Disability.  This Restricted Stock Award shall vest immediately in the event of the Participant’s Termination of Service by reason of Disability. Except to the extent prohibited by Code Section 409A, the Committee shall have sole authority and discretion to determine whether the Participant’s Service has been terminated by reason of Disability.

(iii)
Retirement.  This Restricted Stock Award shall vest immediately in the event of the Participant’s Termination of Service by reason of Retirement.  For purposes of this Award, Retirement means retirement from employment as an Employee on or after attainment of age 65.  If an Employee is also a Director, “Retirement” means voluntary termination from employment on or after attainment of age 65.

(iv)
Termination for Cause.  If the Participant’s Service has been terminated for Cause, this Restricted Stock Award shall immediately terminate and be of no further force and effect.  The Committee shall have sole authority and discretion to determine whether the Participant’s employment has been terminated for Cause.

(v)
Other Termination.  If the Participant’s Service terminates for any reason other than death, Disability, Retirement or for Cause, all shares of  Restricted Stock awarded to the Participant which have not vested shall be forfeited by such Participant.

11.	Miscellaneous.

(i)	No Restricted Stock Award shall confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

(ii)	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

(iii)	Restricted Stock Awards are not transferable prior to the time such Awards vest in the Participant.

(iv)
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

(v)	The granting of this Restricted Stock Award does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

NORTHWEST BANCSHARES, INC.

By:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2011 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2011 Equity Incentive Plan.

Participant

EXHIBIT A

ACKNOWLEDGMENT OF RECEIPT OF EARNED SHARES

I hereby acknowledge the delivery to me by Northwest Bancshares, Inc. (the “Company”) or its affiliate on _____________________________, of stock certificates for ____________________ shares of common stock of the Company earned by me pursuant to the terms and conditions of the Restricted Stock Agreement and the Northwest Bancshares, Inc. 2011 Equity Incentive Plan,  which shares were transferred to me on the Company’s stock record books on _____________________.

Date:
Participant’s signature